Exhibit 23.1  CONSENT OF HAYNIE & CO, CPAs, PUBLIC AUDITOR

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated May 28, 2019 relating to the financial statements for the years ended December 31, 2018 and 2017 which appears in this Form S-1 (the Registration Statement).

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Haynie & Company

Salt Lake City, Utah

May 28, 2019